UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2011

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement

On April 13, 2011, NPS Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Leerink Swann LLC, acting as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to offer and sell 11,000,000 shares of its common stock in an underwritten public offering at a public offering price of $9.00 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 shares to cover over-allotments, if any.  The Company expects to receive approximately $93 million in net proceeds from the Offering, after underwriting fees and discounts and other offering expenses, or approximately $107 million if the Underwriters exercise their over-allotment option in full.  The shares are expected to be delivered to the Underwriters on or about April 19, 2011, subject to the satisfaction of customary closing conditions.

The shares are being offered and sold in the Offering pursuant to the Company’s currently effective shelf registration statement on Form S-3 (File No. 333-170283) (the “Registration Statement”), as supplemented by a prospectus supplement dated April 13, 2011.

The above description of the Underwriting Agreement is qualified in its entirety by the full text of the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and is incorporated by reference herein.

A copy of the opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP relating to the legality of the issuance and sale of shares pursuant to the Registration Statement is attached hereto as Exhibit 5.1.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected closing of the sale of common stock described herein and the Company’s receipt of net proceeds therefrom.  Actual events or results may differ materially from our expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable condition precedents under the Underwriting Agreement and the Underwriters’ compliance with their obligations to purchase the shares of common stock.  These forward-looking statements represent the Company’s judgment at the time of the filing of this Current Report on Form 8-K.  The Company disclaims any obligation to update these forward-looking statements, other than as may be required under applicable law.

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement by and among NPS Pharmaceuticals, Inc. and Citigroup Global Markets Inc. and Leerink Swann LLC, and each of the other underwriters named on Schedule II thereto, dated April 13, 2011.

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward Stratemeier
Edward Stratemeier Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement by and among NPS Pharmaceuticals, Inc. and Citigroup Global Markets Inc. and Leerink Swann LLC, and each of the other underwriters named on Schedule II thereto, dated April 13, 2011.

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP